Exhibit 23.2

The Board of Directors

Internet Gold – Golden Lines Ltd.

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

January 26, 2017